UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 26, 2022

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street, Suite 410 Durham, NC 27701
(Address of Principal Executive Offices)(Zip Code)

(919) 888-8194

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	TradingSymbol(s)	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On January 26, 2022 the “Effective Date”), 374Water Inc. (the “Company”) entered into a First Amendment to Employment Agreement (the “Nagar Amendment”) with Yaacov Nagar, the Company’s Chief Executive Officer and member of the Board of Directors, to amend certain cash compensation provisions of the Employment Agreement the Company and Mr. Nagar entered into on April 16, 2021 (the “Original Nagar Agreement”).

Specifically, as of the Effective Date, the Nagar Amendment increased Mr. Nagar’s annual base salary from $200,000 to $250,000.  Additionally, Mr. Nagar is now eligible to receive compensation as follows: (i) a one-time $33,000 bonus in the event the Company achieves net income for two consecutive fiscal calendar quarters for the period which is one year after the Initial Public Offering (the “Net Income Bonus”) and (ii) a one-time $67,000 cash bonus in the event the average closing price of the Company’s common stock over any consecutive three month period during the first year subsequent to the Initial Public Offering equals or exceeds one hundred and fifty percent (150%) the price per share at which the Company’s common stock is sold at the Initial Public Offering (the “Trading Price Bonus”).  Both the Net Income Bonus and the Trading Price Bonus may be earned if both thresholds are achieved or either the Net Income Bonus or the Trading Price Bonus may be earned if only one of the thresholds is achieved.  For the purposes of the Nagar Amendment, the “Initial Public Offering” means the date on which the Company’s common stock is initially listed for trading on any tier of the NASDAQ Stock Market, the New York Stock Exchange, the NYSE American, or any other national securities exchange.

Except for these specific amendments, the Original Nagar Agreement remains in full force and effect and is not altered in any way. The Original Nagar Agreement is disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2021.

The disinterested members of the Board of Directors approved the terms of the Nagar Amendment.

The foregoing summary of certain terms of the Nagar Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Nagar Amendment, a copy of which are attached hereto as Exhibit 10.1 and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements for Existing Officers

The information regarding the Nagar Amendment contained above in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01 Other Events.

On February 1, 2022, the Company issued a press release announcing that the Orange County Sanitation District of Fountain Valley, California has purchased an AirSCWO™ system as part of an agreement to demonstrate a commercial-scale system to treat raw primary and secondary sludge, biosolids, and food waste. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 8.01 of this report, including the press release attached as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated January 26, 2022 by and among 374Water Inc. and Yaacov Nagar.

99.1	Press release issued by 374Water Inc., dated February 1, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

374WATER INC.

Dated: February 1, 2022	By:	/s/ Yaacov Nagar
	Name:	Yaacov Nagar
	Title:	Chief Executive Officer

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